Exhibit 10.1

Voting Agreement

This Voting Agreement (this “Agreement”), dated as of January 24, 2022, is entered into by and among the undersigned shareholders (each, a “Shareholder” and collectively, “Shareholders”) of Enerflex Ltd., a Canadian corporation (“Parent”), and Exterran Corporation, a Delaware corporation (the “Company”). The Company and each Shareholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, concurrently with or following the execution of this Agreement, the Company, Parent, and Enerflex US Holdings Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered, or will enter, into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub and the Company pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, the Parent Board has unanimously (a) determined that it is in the best interests of Parent to enter into the Merger Agreement; (b) approved the execution and delivery by Parent of the Merger Agreement, the performance by Parent of its covenants and agreements contained therein and the consummation of the transactions contemplated by the Merger Agreement, including the Merger; (c) resolved to recommend that Parent’s shareholders approve the issuance of the common shares in the capital of Parent (“Common Shares”) as consideration to the stockholders of the Company, as required by the rules of the Toronto Stock Exchange (the “Share Issuance Resolution”); and (d) directed that the Share Issuance Resolution be submitted to Parent’s shareholders for their approval;

WHEREAS, in order to induce the Company to enter into the Merger Agreement, each Shareholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the Common Shares beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Shareholder (the “Subject Shares”) and the stock options of Parent held by such Shareholder (the “Subject Options” and, together with any additional Common Shares or other securities of Parent pursuant to Section 6 hereof, the “Subject Securities”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that each Shareholder, and each Shareholder has agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

2. Representations of Shareholder.

Each Shareholder represents and warrants to the Company that:

(a) Ownership of Subject Securities. Such Shareholder (i) is the beneficial owner of or exercises control and direction, directly or indirectly, over the Subject Securities, and has good and marketable title thereto, free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable securities laws, subject to, in the case of the Subject Options, the Amended and Restated 2013 Stock Option Plan of Parent, as amended and restated from time to time (the “Option Plan”); and (ii) has the sole voting and sole disposition power over all of the Subject Securities. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which such Shareholder is a party relating to the pledge, disposition, or voting of any of the Subject Securities and there are no voting trusts or voting agreements with respect to the Subject Securities.

(b) Disclosure of All Subject Securities Owned. As of the date hereof, such Shareholder (including through any of its Affiliates) does not own of record or beneficially, or exercise control or direction over, or have any right to acquire, any securities of Parent, other than (i) the Subject Securities, and (ii) pursuant to the Subject Options.

(c) Power and Authority; Binding Agreement. Such Shareholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully such Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming due execution by the Company, constitutes the legal, valid, and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as may be limited by applicable general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally.

(d) No Conflict. The execution and delivery of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to such Shareholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Subject Securities pursuant to, any agreement or other instrument or obligation (including organizational documents) binding upon such Shareholder or any of the Subject Securities.

(e) No Consents. No consent, approval, Order, or authorization of, or registration, declaration, or filing with, any Governmental Entity or any other Person on the part of such Shareholder is required in connection with the valid execution and delivery of this Agreement. If such Shareholder is an individual, no consent of such Shareholder’s spouse is necessary under any “family property” or other Laws in order for such Shareholder to enter into and perform its obligations under this Agreement.

(f) No Litigation. As of the date hereof, there is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) (each an “Action”) pending against, or, to the knowledge of such Shareholder, threatened against or affecting, such Shareholder that could reasonably be expected to materially impair or materially adversely affect the ability of such Shareholder to perform such Shareholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3. Agreement to Vote Shares; Proxy.

(a) Agreement to Vote and Approve. Each Shareholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual and/or special meeting of Parent called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of Parent shareholders with respect to any of the following matters, to vote or cause the holder of record to vote the Subject Shares and any other Subject Securities entitled to vote which such Shareholder may then beneficially own (in each case including via proxy): (i) in favor of (1) the Shares Issuance Resolution, and (2) any proposal to adjourn or postpone such meeting of shareholders of Parent to a later date if there are not sufficient votes to approve the Share Issuance Resolution; and (ii) against (1) any Parent Alternative Proposal other than the transactions contemplated by the Merger Agreement, (2) any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Parent under the Merger Agreement or of such Shareholder under this Agreement, and (3) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere, with, delay, discourage, adversely affect, or inhibit the approval of the Share Issuance Resolution, the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s, or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of Parent (including any amendments to Parent’s certificate of incorporation, articles and/or bylaws).

(b) Proxy Voting. Prior to the Expiration Time, each Shareholder shall execute and deliver (or cause the holders of record to execute and deliver), within five business days of receipt, any proxy card or voting instructions it receives that is sent by Parent to its shareholders soliciting proxies with respect to any matter described in Section 3(a) which shall be voted in the manner described in Section 3(a).

(c) Governmental Entity Action. Notwithstanding anything to the contrary in this Agreement, if at any time prior to the Expiration Time a Governmental Entity enters an order restraining, enjoining or otherwise prohibiting any Shareholder or its Affiliates from taking any action pursuant to Section 3(a) and/or Section 3(b) of this Agreement, then (i) the obligations of such Shareholder set forth in Section 3(a) and Section 3(b) of this Agreement, as applicable, shall be of no force and effect for so long as such order is in effect to the extent such order restrains, enjoins or otherwise prohibits such Shareholder or Affiliate from taking any such action, and (ii) such Shareholder shall cause the Subject

Securities to not be represented in person or by proxy at any meeting at which a vote of such Shareholder in connection with the Share Issuance Resolution is sought or requested; provided, that neither such Shareholder nor any of its controlled Affiliates solicited, knowingly encouraged or participated in any manner with any Governmental Entity in bringing action which resulted in such order.

4. No Voting Trusts or Other Arrangement.

Each Shareholder agrees that except as provided in this Agreement during the term of this Agreement such Shareholder will not deposit any of the Subject Securities in a voting trust, grant any proxies with respect to the Subject Securities, or subject any of the Subject Securities to any arrangement with respect to the voting of the Subject Securities other than agreements entered into with the Company.

5. Transfer and Encumbrance.

Each Shareholder agrees that during the term of this Agreement, such Shareholder will not, directly or indirectly, without the prior written consent of the Company, transfer, sell, offer, exchange, assign, pledge, convey any record or beneficial ownership in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise), or encumber (“Transfer”) any of the Subject Securities to any person, or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Subject Securities or such Shareholder’s voting or economic interest therein. Any attempted Transfer of Subject Securities or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Subject Securities by each Shareholder to an Affiliate of such Shareholder and if such Shareholder is an individual, to any member of such Shareholder’s immediate family, or to a trust for the benefit of such Shareholder or any member of such Shareholder’s immediate family, or upon the death of such Shareholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement.

6. Additional Shares.

(a) Each Shareholder agrees that all Common Shares or other securities of Parent that such Shareholder purchases, acquires the right to vote, or otherwise acquires record or beneficial ownership of after the execution of this Agreement and prior to the Expiration Time (including by way of any Subject Option exercise) shall be subject to the terms and conditions of this Agreement and shall constitute Subject Securities for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital of Parent affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Subject Securities” for all purposes of this Agreement.

(b) Promptly following the written request of the Company, or upon any Shareholder’s or any of its controlled Affiliates’ acquisition of record or beneficial ownership of additional Common Shares or other securities of Parent after the date hereof, such Shareholder shall send to the Company a written notice setting forth the number of Subject Securities owned of record and beneficially by such Shareholder or any of its controlled Affiliates and indicating the capacity in which such Subject Securities are owned. Each Shareholder agrees to cause any of its controlled Affiliates that acquires any Common Shares or other securities of Parent on or after the date hereof to execute an agreement in a form reasonably acceptable to the Company to be bound with respect to this Agreement with respect to such Common Shares or other securities of Parent to the same extent such Common Shares or other securities of Parent would be subject to this Agreement had they been acquired by such Shareholder, and such Common Shares or other securities of Parent shall be deemed as Subject Securities for all purposes hereunder.

7. Waiver of Certain Rights.

Each Shareholder hereby agrees not to commence or participate in, any Action, derivative or otherwise, against Parent, the Merger Sub, the Company, or any of their respective Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement in the form dated the date hereof and without any amendment (including any claim seeking to enjoin or delay the Closing); or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the Parent Board in connection with the Merger Agreement in the form dated the date hereof and without any amendment, this Agreement, or the transactions contemplated thereby and hereby.

8. Termination.

This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Effective Time; (b) the date on which the Merger Agreement is terminated in accordance with its terms; (c) the termination of this Agreement by mutual written consent of the Parties; (d) December 23, 2022; and (e) with respect to each Shareholder, the election of such Shareholder in its sole discretion to terminate this Agreement promptly following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof that increases or changes the form of consideration payable pursuant to such Merger Agreement. None of the representations, warranties or covenants and agreements in this Agreement shall survive the Expiration Time; provided, that nothing in this Section 8 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to its termination (other than following the Effective Time); and; provided, further that Sections 14, 15 and 16 shall survive any such termination.

9. No Solicitation.

From the date of this Agreement until the Expiration Time, subject to Section 10, each Shareholder shall not, and shall cause its Subsidiaries (if any) not to, and shall use it reasonable best efforts to cause its controlled Affiliates (if any) and Representatives not to, directly or indirectly: (a) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry regarding, or the making or submission of any proposal, offer or indication of interest that constitutes, or would reasonably be expected to lead to, or result in, a Parent Alternative Proposal; (b) engage in, knowingly encourage, continue or otherwise participate in any discussions or negotiations with any Person other than the Parent, Merger Sub, the Company and their respective Affiliates and Representatives (any such Person a “Third Party”) regarding a Parent Alternative Proposal or any inquiry, proposal, offer or indication of interest that would reasonably be expected to lead to, or result in, a Parent Alternative Proposal; (c) furnish to any Third Party any nonpublic information relating to Parent or its Subsidiaries in connection with or for the purpose of facilitating a Parent Alternative Proposal or any inquiry, proposal, offer or indication of interest that would reasonably be expected to lead to, or result in, a Parent Alternative Proposal; (d) recommend or enter into any other letter of intent, memorandum of understandings, agreement in principle, option agreement, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar agreement with respect to a Parent Alternative Proposal (except for confidentiality agreements permitted thereunder); (e) solicit proxies with respect to a Parent Alternative Proposal (other than the Merger and the Merger Agreement) or otherwise knowingly encourage or assist any Person in taking or planning any action that could reasonably be expected to compete with, restrain, or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (f) knowingly encourage or recommend any other holder of Common Shares to not adopt the Merger Agreement or approve the transactions contemplated by the Merger Agreement, including the Merger, or make any public statement approving or recommending a Parent Alternative Proposal; (g) initiate a shareholders’ vote or action by written consent of Parent’s shareholders with respect to a Parent Alternative Proposal; or (h) approve, authorize or agree to do any of the foregoing or otherwise knowingly facilitate any effort or attempt to make a Parent Alternative Proposal.

10. No Agreement as Director or Officer.

Each Shareholder makes no agreement or understanding in this Agreement in such Shareholder’s capacity as a director and/or officer of Parent or any of its Subsidiaries (if such Shareholder holds any such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by such Shareholder in such Shareholder’s capacity as a director and/or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict such Shareholder from fulfilling such Shareholder’s duties as a director or officer of Parent or from exercising such Shareholder’s fiduciary duties as an officer and/or director to Parent or any of its shareholders.

11. Further Assurances.

Each Shareholder agrees, from time to time, and without additional consideration, to execute and deliver such additional documents and other instruments and take all such further action as the Company may reasonably request in writing to carry out the intent of this Agreement.

12. Stop Transfer Instructions.

At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Shareholder hereby authorizes the Company or its counsel to notify the Parent’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting and transfer of the Subject Securities), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

13. Specific Performance.

Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at Law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at Law.

14. Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement among the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all of the Parties hereto. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

15. Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or: (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 15):

If to the Company:

Exterran Corporation

11000 Equity Drive

Houston, TX 77041

Attention: Kelly Battle

Email:

Copy to:

King & Spalding LLP

1180 Peachtree St NE

Atlanta, GA 30309

Attention:         Keith Townsend; Robert J. Leclerc

Email:

If to any Shareholder, to the mailing address or email address set forth for such Shareholder on the signature page hereof.

16. Miscellaneous.

(a) Governing Law. This Agreement, and all legal actions (whether based on contract, tort, or statute) arising out of or relating to, or in connection with this Agreement or the actions of any of the Parties in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule (whether of the Province of Alberta or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the Province of Alberta.

(b) No Legal Action. Each Shareholder shall not, and shall use its reasonable best efforts to cause its Representatives not to, bring, commence, institute, maintain, prosecute or voluntarily or knowingly aid any claim, appeal, or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (b) alleges that the execution and delivery of this Agreement by such Shareholder breaches any fiduciary duty of the Parent Board (or any member thereof) or any duty that such Shareholder has (or may be alleged to have) to Parent or to the other holders of Common Shares.

(c) Submission to Jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other Party hereto or its successors or assigns shall be brought and determined exclusively in the Courts of the Province of Alberta. Each of the Parties hereto agrees that service of process or other papers in connection with any such legal action in the manner provided for notices in

Section 15 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the Parties hereto hereby irrevocably submits with regard to any such legal action for itself, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any legal action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 16(c); (ii) any claim that it is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(d) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(d)

(e) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.

(f) Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(h) Section Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(i) Assignment. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 16(i).

(j) No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

(k) No Agreement Until Executed; No Ownership Rights. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the Parties unless and until (i) the Parent Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Parent’s Organizational Documents, this Agreement and the transactions contemplated by the Merger Agreement and this Agreement; (ii) the Merger Agreement is executed by all parties thereto; and (iii) this Agreement is executed by all Parties hereto. Nothing contained in this Agreement shall be deemed to vest in the Company, Parent or any of their respective Affiliates any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to such Shareholders, as applicable, and neither the Company, Parent nor any of their respective Affiliates shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of any Shareholder or exercise any power or authority to direct any Shareholder in the voting of any of the Subject Securities, except to the extent otherwise expressly provided in this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

EXTERRAN CORPORATION

By:	/s/ Andrew J. Way
Name:	Andrew J. Way
Title:	President and Chief Executive Officer

Shareholder Name:

By:	/s/ Fernando Assing
Name:	Fernando Assing
Title:	Director

Shareholder Name:

By:	/s/ Robert Boswell
Name:	Robert Boswell
Title:	Director

Shareholder Name:

By:	/s/ Maureen Cormier Jackson
Name:	Maureen Cormier Jackson
Title:	Director

Shareholder Name:

By:	/s/ Byron Dunn
Name:	Byron Dunn
Title:	Director

Shareholder Name:

By:	/s/ Mona Hale
Name:	Mona Hale
Title:	Director

Shareholder Name:

By:	/s/ Stan Marshall
Name:	Stan Marshall
Title:	Director

Shareholder Name:

By:	/s/ Kevin Reinhart
Name:	Kevin Reinhart
Title:	Director

Shareholder Name:

By:	/s/ Marc Rossiter
Name:	Marc Rossiter
Title:	Director, President and Chief Executive Officer

Shareholder Name:

By:	/s/ Stephen Savidant
Name:	Stephen Savidant
Title:	Director and Chairman of the Board

Shareholder Name:

By:	/s/ Juan Carlos Villegas
Name:	Juan Carlos Villegas
Title:	Director

Shareholder Name:

By:	/s/ Michael Weill
Name:	Michael Weill
Title:	Director

Shareholder Name:

By:	/s/ Helen Wesley
Name:	Helen Wesley
Title:	Director

Shareholder Name:

By:	/s/ Helmuth Witulski
Name:	Helmuth Witulski
Title:	President, Canada

Shareholder Name:

By:	/s/ Patricia Martinez
Name:	Patricia Martinez
Title:	President, Latin America and Chief Energy Transition Officer

Shareholder Name:

By:	/s/ Sanjay Bishnoi
Name:	Sanjay Bishnoi
Title:	Senior Vice President and Chief Financial Officer

Shareholder Name:

By:	/s/ Phil Pyle
Name:	Phil Pyle
Title:	President, International

Shareholder Name:

By:	/s/ Greg Stewart
Name:	Greg Stewart
Title:	President, USA

Shareholder Name:

By:	/s/ David Izett
Name:	David Izett
Title:	Senior Vice President and General Counsel